Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (“Agreement”) is made as of August 14, 2024 (“Effective Date”), by and between Genvara Biopharma, Inc., a Colorado corporation (the “Buyer”) and ARCA biopharma, Inc., a Delaware corporation (the “Seller”) (each a “Party,” and together the “Parties”).

WHEREAS, Seller is a party to that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated as of April 3, 2024, among Seller, Atlas Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of ARCA (“Merger Sub I”), Atlas Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of ARCA (“Merger Sub II”) and Oruka Therapeutics, Inc., a Delaware corporation (“Oruka”), pursuant to which, among other things, Merger Sub I will merge with and into Oruka, with Oruka surviving the merger as the surviving corporation (the “First Merger”) and as part of the same overall transaction, the surviving corporation in the First Merger will merge with and into Merger Sub II with Merger Sub II continuing as a wholly owned subsidiary of Seller; and

WHEREAS, immediately following the consummation of the First Merger, Seller desires to assign to Buyer all of the Seller’s right, title and interest in and to the Acquired Assets and the Assumed Liabilities, and Buyer has agreed to accept such assignment and assume all of the Assumed Liabilities, in exchange for a one-time cash payment (without interest) of $300,000 (the “Purchase Price”).

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Closing.

(a) Closing Mechanics. The closing of the transactions contemplated by this Agreement shall be automatically effective as of immediately following the First Effective Time (which time and place are designated as the “Closing”). At the Closing (a) Seller shall sell, contribute, assign, transfer and convey (collectively, the “Assignment”) to the Buyer all of Seller’s right, title, benefit, privileges and interest in and to the Acquired Assets and all of the Assumed Liabilities and (b) Buyer shall accept the Assignment and assume and agree to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the Assumed Liabilities.

(b) Deliveries by Seller. Concurrently with the execution and delivery of this Agreement, Seller shall execute and deliver to the Buyer a Bill of Sale, in substantially the form attached hereto as Exhibit A, a Patent Assignment, in substantially the form attached hereto as Exhibit B, and a Trademark Assignment, in substantially the form attached hereto as Exhibit C, each to be effective automatically upon the Closing.

(c) Deliveries by the Buyer.

(i) Concurrently with the execution and delivery of this Agreement, Buyer shall execute and deliver to the Seller an Assumption Agreement in substantially the form attached hereto as Exhibit D to be effective automatically upon the Closing.

(ii) At least five (5) business days prior to the effective time of the First Merger (the “First Effective Time”), Buyer shall pay to the Seller the Purchase Price by wire transfer of immediately available funds to an account designated by the Buyer in writing which will be held in escrow by the Seller until the Closing, at which time such amounts will automatically be released to the Seller without any further action by Buyer or any other Person.

2. Other Covenants and Agreements. At the reasonable written request of a party, the other party shall (without further consideration) (i) execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to more effectively transfer, convey and assign to Buyer and to confirm Buyer’s interest in and to the Acquired Assets and Assumed Liabilities, (ii) provide any additional information or documentation necessary to comply with any Laws applicable to the transactions contemplated by this Agreement, including any bulk sale, bulk transfer or similar laws, or (iii) obtain any consents or approvals from any Governmental Authority or Person necessary to consummate the transactions contemplated by this Agreement.

3. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

(a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all necessary corporate power and authority: (i) to conduct its businesses in the manner in which its businesses are currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

(b) Seller (in jurisdictions that recognize the following concepts) is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except as would not reasonably be expected to have a material adverse effect on Seller.

(c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller and no further action is required on the part of Seller to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and assuming the due authorization, execution and delivery by the other Parties hereto and thereto, constitute the valid and binding obligations of Seller hereto and thereto, enforceable against each in accordance with their respective terms, except as such enforceability might be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally and by equitable principles.

(d) Other than filings required by applicable securities Laws, the execution, delivery and performance of this Agreement and the transactions contemplated hereby does not require a consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority.

4. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

(a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Buyer has all necessary corporate power and authority: (i) to conduct its businesses in the manner in which its businesses are currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which they are bound.

(b) Buyer (in jurisdictions that recognize the following concepts) is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except as would not reasonably be expected to be material to Seller.

(c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer and no further action is required on the part of Buyer to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and assuming the due authorization, execution and delivery by the other Parties hereto and thereto, constitute the valid and binding obligations of Buyer hereto and thereto, enforceable against each in accordance with their respective terms, except as such enforceability might be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally and by equitable principles.

(d) The execution, delivery and performance of this Agreement and the transactions contemplated hereby does not require a consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority.

5. Non-Reliance.

(a) No Other Representations or Warranties. Except for the representations and warranties expressly and specifically made by Seller in Section 4, none of Seller, any subsidiary or Affiliate of Seller or any other person acting on their behalf has made, or will be deemed to have made, any representation or warranty to Buyer or any person acting on Buyer’s behalf, in connection with this agreement or the transactions, and any representation or warranty other than those expressly and specifically made by Seller in Section 4 are hereby disclaimed. Without limiting the generality of the foregoing, none of Seller or any person acting on its behalf has made, or will be deemed to have made, any representation or warranty to Buyer or any person acting on Buyer’s behalf, express or implied, oral or written, relating to the merchantability, suitability, noninfringement or fitness for a particular purpose of the Acquired Assets, or to their quality, condition, design, working order or workmanship, or to the absence of any defects therein, whether latent, obvious or otherwise, or with respect to any risks and other incidents associated with the Acquired Assets, including the nature of and risks associated with the Assumed Liabilities. In addition, without limiting the generality of the foregoing, any estimate, projection, financial information, data, memorandum, presentation or any other materials provided to Buyer, its Affiliates or their respective representatives are not and shall not be deemed to be or include representations and warranties of Buyer for any purpose.

(b) Independent Investigation; Reliance. Buyer acknowledges and affirms that it has conducted to its satisfaction an independent investigation of the Acquired Assets and the Assumed Liabilities and, in making its determination to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely on the results of its own independent investigation and the representations and warranties expressly and specifically set forth in Section 4. Without limiting the generality of the foregoing, Buyer acknowledges and affirms and agrees to the disclaimer of representations and warranties made by Seller in Section 6(a) hereof, and Buyer acknowledges and affirms that the Acquired Assets are being sold and transferred by Seller on a “where is” and, as to condition, “as is” basis, and in their condition “with all faults”, including with respect to any Assumed Liabilities relating thereto.

6. Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement will be in writing and will be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent on a business day by email before 11:59 p.m. (recipient’s time), when transmitted; (c) if sent by email on a day other than a business day, or if sent by email after 11:59 p.m. (recipient’s time), on the business day following the date when successfully transmitted; (d) if sent by registered, certified or first class mail, the third business day after being sent; and (e) if sent by overnight delivery via a national courier service, one business day after being sent, in each case to the address set forth beneath the name of such party below (or to such other address as such party shall have specified in a written notice given to the other Parties hereto):

If to Seller:

ARCA biopharma, Inc.

10170 Church Ranch Way, Suite 100

Westminster, CO 80021

Attention: C. Jeffrey Dekker

Email: ***

with a copy (which shall not constitute notice) to each of:

Wilson Sonsini Goodrich & Rosati

1881 9th Street, Suite 110

Boulder, CO 80302

Attention: Brent Fassett

Email: bfassett@wsgr.com

and

Wilson Sonsini Goodrich & Rosati

650 Page Mill Rd

Palo Alto, CA 94304

Attention: Ethan Lutske; Ross Tanaka

Email: elutske@wsgr.com; rtanaka@wsgr.com

If to Buyer:

Genvara Biopharma, Inc.

***

Attention: Michael Bristow
E-Mail: ***

7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

8. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Buyer and the Seller and their respective legal representatives, successors and permitted assigns.

9. Remedies Cumulative; Specific Performance. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. Each party to this Agreement agrees that, in the event of any breach or threatened breach by the other Party of any covenant, obligation or other provision set forth in this Agreement: (a) such party will be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it) to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach; and (b) such party will not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Legal Proceeding.

10. Governing Law; Venue; Waiver of Jury Trial.

(a) This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) Any action, suit or other Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement will be brought or otherwise commenced exclusively in the Court of Chancery of the State of Delaware or, if jurisdiction over the matter is vested exclusively in the federal courts, the United States District Court for the District of Delaware. Each party to this Agreement: (i) expressly and irrevocably consents and submits to the exclusive jurisdiction of such court (and each appellate court therefrom) in connection with any such action, suit or Legal Proceeding; (ii) agrees that such court will be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such action, suit or Legal Proceeding commenced in any such court, any claim that such party is not subject personally to the jurisdiction of such court, that such action, suit or Legal Proceeding has been brought in an inconvenient forum, that the venue of such action, suit or other Legal Proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAWS, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

11. Amendments; Waivers, Etc. Neither this Agreement nor any term hereof may be amended, changed, waived, discharged or terminated other than by an instrument in writing, signed by the Party against which enforcement of such amendment, change, waiver, discharge or termination is sought.

12. Interpretations. When a reference is made in this Agreement to an Exhibit such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” is used in the inclusive sense of “and/or.” The terms “or,” “any” and “either” are not exclusive. When used herein, the phrase “to the extent” shall be deemed to be followed by the words “but only to the extent.” The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute, rule or regulation shall be deemed to refer to such statute, rule or regulation as amended or supplemented from time to time, including through the promulgation of applicable rules or regulations. References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assignees of that Person. References from or through any date mean, unless otherwise specified, from but not including or to but not including, respectively. References to one gender include all genders. When used herein, references to “$” or “dollar” shall be deemed to be references to dollars of the United States of America. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

13. Counterparts and Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered to the other. This Agreement may be executed and delivered by electronic signature (including portable document format).

14. Modification. This Agreement constitutes the entire understanding of the Parties, and supersedes any and all agreements or understandings of any of the Parties with respect to the subject matter set forth herein, and may not be modified or otherwise changed orally, but only by a writing signed by the Party against whom enforcement of any such waiver, change, modification, extension, or discharge is sought.

15. Definitions. As used in the Agreement, the following terms have the following meanings:

(a) “Acquired Assets” means all of the Assets exclusively related to the Business including the Assets listed on Schedule 1 and excluding, for the avoidance of doubt, the Assets listed on Schedule 2.

(b) “Assumed Liabilities” means all Liabilities arising out of or relating to (i) the Acquired Assets, (ii) the conduct or operation of the Business, or (iii) the failure to deliver any notices or obtain any consents with respect to the Acquired Assets.

(c) “Assets” means any and all properties, items, rights, Contracts, interests and assets of every kind, nature and description (wherever located), real, personal or mixed, tangible and intangible (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with United States generally accepted accounting principles consistently applied), in electronic form or otherwise, including all cash, inventory, receivables, prepaid rentals, deposits, advances and other prepaid expenses, equipment, fixtures, furniture, improvements, machinery, vehicles, instruments, computers, tools, parts, supplies and other personal property, data, records, files, manuals, blueprints and other documentation (including sales promotion materials, creative materials, art work, photographs, public relations and advertising material, studies, reports, correspondence and other similar documents and records and all client and customer lists, telephone and/or facsimile numbers, electronic mail addresses with respect to past, present or prospective clients and customers, other directory listings and customer information, web properties data, sales and credit records, catalogs and brochures, purchasing records and records relating to suppliers and copies of all personnel records), Software, Technology, Intellectual Property Rights, and all rights and claims (whether contingent or absolute, matured or unmatured and whether in tort, Contract or otherwise) against any Person.

(d) “Affiliate” shall have the meaning given to such term in Rule 145 under the Securities Act of 1933, as amended.

(e) “Business” means the business of Seller, as conducted at any time prior to the date hereof, solely related to Seller’s legacy Gencaro (bucindolol hydrochloride) program for the treatment of atrial fibrillation, and rNAPc2(AB201) for the treatment of COVID-19.

(f) “Contract” means any agreement, contract, mortgage, indenture, lease, license, covenant, plan, insurance policy, instrument, arrangement, understanding or commitment, permit, concession, franchise or license, in each case, whether oral or written.

(g) “Governmental Authority” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, supra-national or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any taxing authority) or (d) self-regulatory organization (including Nasdaq).

(h) “Intellectual Property Rights” means all intellectual property and proprietary rights, including all statutory, common law and other rights in, to, or arising out of, Technology (whether recorded or not and regardless of form or method of recording), which may exist or be created under the Laws of any jurisdiction in the world, including without limitation all rights the following types: (a) rights associated with works of authorship (including rights in Software), including copyrights, rights of attribution and integrity and other moral rights; (b) rights in or arising out of logos, trademark, trade dress, business name, domain name and trade name rights and similar rights; (c) rights associated with confidential information, including trade secret rights; (d) patent and industrial design property rights, and equivalent or similar rights in, or arising out of, inventions (whether or not patentable), invention disclosures, improvements, modifications, methods or processes; (e) rights in, arising out of, or associated with a person’s name, voice, signature, photograph, or likeness, including rights of personality, privacy, and publicity; (f) rights in, or arising out of, or associated with databases; and (g) rights in or relating to applications, registrations, renewals, extensions, combinations, divisions, re-examinations, and reissues of, and right to apply for applications or the applications for, any of the rights referred to in clauses (a) through (g) above.

(i) “Law” means any U.S. federal, state, national, supra-national, non-U.S., local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (including under the authority of Nasdaq or the Financial Industry Regulatory Authority).

(j) “Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before any court or other Governmental Authority or any arbitrator or arbitration panel.

(k) “Liability” means, with respect to any Person, any and all liabilities, obligations, claims, and deficiencies of any kind (whether known or unknown, contingent, accrued, due or to become due, secured or unsecured, matured or otherwise), including accounts payable, all liabilities, obligations, claims, and deficiencies related to indebtedness or guarantees, costs, expenses, royalties payable, and other reserves, termination payment obligations, and all other liabilities, obligations, claims, and deficiencies of such Person or any of its subsidiaries or Affiliates, in each case, regardless of whether or not such liabilities, obligations, claims, and deficiencies are required to be reflected on a balance sheet in accordance with United States generally accepted accounting principles consistently applied.

(l) “Person” means any individual, or any U.S. or non-U.S. corporation, partnership, joint venture, estate, trust, company (including limited liability company and joint stock company), association, organization, firm, enterprise or other entity or any Governmental Authority.

(m) “Software” means computer software and databases, whether in Object Code, Source Code, or executable form, and documentation related thereto.

(n) “Source Code” means computer programming code in human readable form that is not suitable for machine execution without the intervening steps of interpretation or compilation.

(o) “Object Code” means one or more computer instructions in machine readable form (whether or not packaged in directly executable form), including any such instructions that are readable in a virtual machine, whether or not derived from Source Code, together with any partially compiled or intermediate code that may result from the compilation, assembly or interpretation of any Source Code.

(p) “Tax” means any U.S. federal, state, local, non-U.S. or other tax, including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, employment tax, unemployment tax, national health insurance tax, environmental tax, excise tax, ad valorem tax, transfer tax, conveyance tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, payroll tax, social security tax, customs duty, licenses tax, alternative or add-on minimum or other tax or similar charge, duty, levy, fee, tariff, impost, obligation or assessment in the nature of a tax (whether imposed directly or through withholding and whether or not disputed), and including any fine, penalty, addition to tax, interest or additional amount imposed by a Governmental Authority with respect thereto (or attributable to the nonpayment thereof).

(q) “Technology” means algorithms, APIs, diagrams, formulae, inventions (whether or not patentable), invention disclosures, programmer’s notes, improvements, modifications, know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, confidential information, proprietary information, protocols, schematics, specifications, product designs, roadmaps, marketing strategies, Software (in any form, including Source Code and executable or Object Code), subroutines, techniques, user interfaces, domain name registrations, URLs, web sites, social media accounts, systems, tools, databases, data collections, concepts, data, coding, images, designs, documentation, books (including lab books), records, works of authorship (including written, audio and visual materials) and all other forms of technology.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

SELLER:		BUYER:

ARCA BIOPHARMA, INC.		GENVARA BIOPHARMA, INC.

By:	/s/ Jeffrey Dekker	By:	/s/ Michael Bristow
Name:	C. Jeffrey Dekker	Name:	Michael R. Bristow
Title:	Chief Financial Officer	Title:	President/CEO

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